NEWS RELEASE
[Missing Graphic Reference]
                           Contact:                      Scott A. McCurdy
Vice President and CFO
FOR IMMEDIATE RELEASE                                                                                            Geokinetics Inc.
(713) 850-7600

GEOKINETICS TO PRESENT AT THE
HOWARD WEIL ENERGY CONFERENCE

HOUSTON, TEXAS – March 19, 2010 – Geokinetics Inc. (NYSE Amex: GOK) announced today that the Company will be presenting at the 38th Annual Howard Weil Energy Conference to be held in New Orleans, Louisiana on March 21 - 25, 2010.

Richard Miles, President and Chief Executive Officer and Scott McCurdy, Vice President and Chief Financial Officer are scheduled to present on Wednesday,  March 24, 2010 at 9:15 a.m. Central Time (10:15 p.m. Eastern Time). The slide presentation will be available on the Company’s website at www.geokinetics.com on the day of the presentation.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing and interpretation services to the oil and gas industry worldwide as well as multi-client seismic data library services in the U.S.  Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world.  Geokinetics has the crews, experience and capacity to provide cost-effective world class data to its North American and international clients.  For more information on Geokinetics, visit www.geokinetics.com.

###